Exhibit 32.1

Certification Under Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C., Section 1350)

In connection with the Quarterly Report on Form 10-Q of Investment Technology Group, Inc. (the “Company”) for the quarter ended June 30, 2015, as filed with the SEC on the date hereof (the “Report”), R. Jarrett Lilien, as Chief Executive Officer of the Company, and Steven R. Vigliotti, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, that to his knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ R. JARRETT LILIEN	/s/ STEVEN R. VIGLIOTTI
R. Jarrett Lilien	Steven R. Vigliotti
Chief Executive Officer	Chief Financial Officer
August 10, 2015	August 10, 2015

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.